FORM OF INFORMATIONAL STATEMENT
                  PURSUANT TO NEVADA REVISED STATUES ss. 78.235

Name
Address

Dear____________________:

         This information statement certifies that ________________________ is the registered holder of ______________ shares of common stock of United Management, Inc., a Nevada corporation, transferable on the books of the corporation in person or by execution of a power of attorney.

         Witness the seal of the corporation and the signatures of its duly authorized officers:

Dated: ____________________________

United Management, Inc.

By: _______________________________                     [SEAL]
       Devinder Randhawa, President

By: _______________________________
       Bob Hemmerling, Secretary